Exhibit 99.1

Bowlero Corp. Announces Strong Financial Results for the Second Quarter of Fiscal Year 2022

●	Significant growth in Revenue, totaling over $200 million, grew 177.3% year over year and 11% relative to pre-pandemic performance; 1.6% on a same-store basis vs. pre-pandemic levels.

●	Net Loss for the Quarter of $34.5 million was driven primarily by expenses related to the successful de-SPAC transaction, which include $29.1 million in transactional expenses and $42.2 million in share based compensation, partially offset by $22.5 million in income related to the change in the fair value of earnouts and warrants. Net Income for the quarter, adjusted for these items was $14.4 million vs. a net loss of $49.1 million in the prior year.[1]

●	Adjusted EBITDA grew to $66.8 million, up 26.2% relative to pre-pandemic performance and $70.5 million vs. prior fiscal year.[1]

●	Trailing fifty-two week Net Loss was $55.4 million. Trailing fifty-two week Adjusted EBITDA of $195.3 million exceeded pre-pandemic levels by 12.3%.[1]

RICHMOND, Va. February 9, 2022 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), the world’s largest owner and operator of bowling centers, today provided financial results for the 2022 fiscal year second quarter, which ended on December 26, 2021. Bowlero announced that it grew revenue in the quarter to over $200 million, driven by strong growth in walk in retail revenue. Total revenue grew by 11% compared to pre-pandemic levels and by 177.3% on a year-over-year basis. Same-store sales rose by 1.6% relative to pre-pandemic levels.

“As we enter the new calendar year, we are excited to see our bowling centers filled with guests and we look forward to continuing to provide the best-in-class bowling experience that they have to come to expect from Bowlero”, said Tom Shannon, Founder and Chief Executive Officer.

Second Quarter Financial Summary

●	Significant growth in Revenue, totaling over $200 million, up 11% relative to pre-pandemic performance and 177.3% on a year-over-year basis; 1.6% on a same-store basis vs. pre-pandemic levels despite headwinds of Omicron, and Halloween and Christmas falling on weekends.

●	Net Loss for the Quarter of $34.5 million was driven primarily by expenses related to the successful de-SPAC transaction, which include $29.1 million in transactional expenses and $42.2 million in share based compensation, partially offset by $22.5 million in income related to the change in the fair value of earnouts and warrants. Net Income for the quarter, adjusted for these items was $14.4 million vs. a net loss of $49.1 million in the prior year.[1]

●	Adjusted EBITDA grew to $66.8 million, up 26.2% relative to pre-pandemic performance and $70.5 million vs. prior fiscal year.[1]

●	Trailing fifty-two week Net Loss was $55.4 million. Trailing fifty-two week Adjusted EBITDA of $195.3 million exceeded pre-pandemic levels by 12.3%.[1]

●	Cash generated from Operations was $27.7 million.

[1]	“GAAP” stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled “GAAP Financial Statements” and “GAAP to non-GAAP Reconciliations” for more information on the Company’s GAAP and non-GAAP measures. Certain figures in the tables throughout this document may not foot due to rounding.

Bowlero Corp. also grew its bowling center portfolio during the quarter by adding five new bowling centers in the United States – consisting of three acquisitions of centers in Spring Hill, FL, Port St. Lucie, FL, and Vacaville, CA, along with the opening of two newly constructed centers in Oxnard, CA and Tysons Corner, VA.

“We are continuing to see significant growth, both organically, through same-store improvements, and inorganically, through unit additions,” said Brett Parker, President and CFO of Bowlero Corp. “The revenue growth in the second quarter came despite the recent COVID wave disrupting what is typically a corporate event-heavy quarter. Additionally, both Halloween and Christmas being celebrated on Saturdays negatively impacted our revenue in the quarter. Nevertheless, we still had one of our highest grossing quarters of all time, produced powerful growth in Revenue and Adjusted EBITDA, and generated nearly $28 million in cash from operations.”

Total Bowling Center Revenue2 Performance Trend

*	The revenue performance for the week ending 10/31/21 is negatively impacted by Halloween falling on the weekend.

*	The revenue performance for the week ending 12/26/21 is negatively impacted by Christmas Day falling on the weekend.

Investor Webcast Information

Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation will be accessible today at 5:30 PM ET in the Events & Presentations section of the Bowlero Investor Relations website at https://ir.bowlerocorp.com/overview/default.aspx

About Bowlero Corp.

Bowlero Corp. is the worldwide leader in bowling entertainment. With more than 300 bowling centers across North America, Bowlero Corp. serves more than 26 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. Bowlero Corp. is also home to the Professional Bowlers Association, which it acquired in 2019 and which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp., please visit BowleroCorp.com.

[2]	Total Bowling Center Revenue excludes closed bowling center activity and media revenue, which is also a component of our bowling operations. For weeks between 9/5/21 and 12/26/21, the percentages above are calculated by comparing each week to the comparable week in 2019. For weeks after 12/26/21, the percentages above are calculated by comparing each week to the comparable week in 2020. Data for all weeks following the close of the quarter ended on 12/26/21 are preliminary.

Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology and include preliminary results. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the impact of COVID-19 or other adverse public health developments on our business; our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees; changes in consumer preferences and buying patterns; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; the risk that the market for our entertainment offerings may not develop on the timeframe or in the manner that we currently anticipate; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business, including the COVID-19 pandemic and other factors described under the section titled “Risk Factors” in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

GAAP Financial Statements

Bowlero Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(UNAUDITED)

	December 26, 2021	June 27, 2021
Assets
Current assets:
Cash and cash equivalents	$115,659	$187,093
Accounts and notes receivable, net of allowance for doubtful accounts of $200 and $204, respectively	4,458	3,300
Inventories, net	10,397	8,310
Prepaid expenses and other current assets	12,088	8,056
Assets held-for-sale	14,281	686
Total current assets	156,883	207,445

Property and equipment, net	514,991	415,661
Internal use software, net	9,866	9,062
Property and equipment under capital leases, net	280,324	284,077
Intangible assets, net	96,517	96,057
Goodwill	739,011	726,156
Investment in joint venture	1,168	1,230
Other assets	42,450	42,550
Total assets	$1,841,210	$1,782,238

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable	$37,974	$29,489
Accrued expenses	69,690	63,650
Current maturities of long-term debt	4,983	5,058
Other current liabilities	8,185	9,176
Total current liabilities	120,832	107,373

Long-term debt, net	869,606	870,528
Long-term obligations under capital leases	386,989	374,598
Earnout liability	158,572	-
Warrant liability	22,495	-
Other long-term liabilities	80,857	87,749
Deferred income tax liabilities	14,234	11,867
Total liabilities	1,653,585	1,452,115

Mezzanine Equity
Series A preferred stock - Old Bowlero	-	141,162

Series A preferred stock	200,000	-

Redeemable Class A common stock - Old Bowlero	-	464,827

Stockholders’ deficit:
Class A common stock	11	10
Class B common stock	6	-
Additional paid-in capital	294,828	-
Accumulated deficit	(301,807)	(266,472)
Accumulated other comprehensive loss	(5,413)	(9,404)
Total stockholders’ deficit	(12,375)	(275,866)

Total liabilities, mezzanine equity and stockholders’ deficit	$1,841,210	$1,782,238

Bowlero Corp.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(UNAUDITED)

	Three Months Ended
	December 26,	December 27,	December 29,
	2021	2020	2019
Revenues	$205,190	73,988	184,842
Costs of revenues	141,383	86,045	132,843
Gross profit (loss)	63,807	(12,057)	51,999
Operating (income) expenses:
Selling, general and administrative expenses	93,283	16,481	25,162
Loss (gain) on sale or disposal of assets	(124)	(142)	219
Income from joint venture	(79)	(40)	(60)
Management fee income	(109)	(13)	(166)
Other operating expense (income)	3,520	(1,565)	438
Total operating expense, net	96,491	14,721	25,593
Operating (loss) income	(32,684)	(26,778)	26,406
Nonoperating (income) expenses:
Interest expense, net	23,880	22,253	19,805
Change in fair value of earnout shares	(22,542)	-	-
Change in fair value of warrant liability	70	-	-
Total nonoperating expense, net	1,408	22,253	19,805
Loss before income tax expense (benefit)	(34,092)	(49,031)	6,601
Income tax expense (benefit)	362	106	153
Net loss	$(34,454)	$(49,137)	6,448

Bowlero Corp.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(UNAUDITED)

	Six Months Ended
	December 26, 2021	December 27, 2020
Net cash provided (used) by operating activities	$59,285	$(11,599)
Net cash used in investing activities	(160,848)	(18,702)
Net cash provided by financing activities	30,213	38,883
Effect of exchange rate changes on cash	(84)	(81)
Net (decrease) increase in cash and equivalents	(71,434)	8,501

Cash and cash equivalents at beginning of period	187,093	140,705

Cash and cash equivalents at end of period	115,659	149,206

GAAP to non-GAAP Reconciliations

	ADJUSTED EBITDA RECONCILIATION
	Thirteen week Net (loss) income and Adjusted EBITDA
(in thousands)	December 26, 2021	December 27, 2020	December 29, 2019
Net (loss) income	(34,454)	(49,137)	6,448
Adjustments:
Interest expense	23,880	22,253	19,805
Income tax expense (benefit)	362	106	153
Depreciation and amortization	25,660	22,538	21,772
Share-based compensation	42,555	696	852
Closed center EBITDA(1)	398	904	1,885
Foreign currency exchange (gain) loss	86	(195)	(236)
Asset disposition loss (gain)	(123)	(142)	219
Transactional and other advisory costs(2)	29,149	731	1,087
Charges attributed to new initiatives(3)	65	116	230
Extraordinary unusual non-recurring losses(4)	1,662	(1,647)	673
Changes in the value of earnouts and warrants	(22,472)	0	0
ADJUSTED EBITDA	$66,768	$(3,777)	$52,888

SG&A Expense	$20,219	$13,241	$19,617
Media & Other Income	$(4,228)	$(305)	$316)
CENTER EBITDA	$82,759	$9,159	$72,190
Rent Expense	$15,730	$13,267	$14,239
CENTER EBITDAR	$98,489	$22,426	$86,429

(1)	The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period.
(2)	The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(3)	The adjustment for charges is to remove actual charges attributed to new initiatives including charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs including any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility, any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract and any lease run-off charge.
(4)	The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.

TRAILING 52-WEEK ADJUSTED EBITDA RECONCILIATION
Fifty-two week Net (loss) income and Adjusted EBITDA
(in thousands)	December 29, 2019	December 27, 2020	March 28, 2021	June 27, 2021	September 26, 2021	December 26, 2021
Net (loss) income	(1,841)	(167,530)	(197,748)	(126,461)	(70,125)	(55,442)
Adjustments:
Interest expense	69,903	84,598	86,352	88,857	90,612	92,239
Income tax expense (benefit)	1,803	8,187	7,927	(1,035)	(7,403)	(7,147)
Depreciation and amortization	89,264	91,349	91,411	91,851	92,241	95,363
Share-based compensation	3,406	3,255	3,226	3,164	3,116	44,975
Closed center EBITDA(1)	(400)	3,482	3,259	4,039	3,880	3,374
Foreign currency exchange (gain) loss	(225)	59	(146)	(188)	(155)	126
Asset disposition loss (gain)	5,247	920	613	(46)	(77)	(58)
Transactional and other advisory costs(2)	3,041	5,208	5,573	10,737	12,056	40,474
Charges attributed to new initiatives(3)	1,020	543	500	531	540	489
Extraordinary unusual non-recurring losses(4)	2,680	(2,501)	360	1,670	65	3,374
Changes in the value of earnouts and warrants	0	0	0	0	0	(22,472)
ADJUSTED EBITDA	$173,898	$27,570	$1,327	$73,119	$124,750	$195,295

(1)	The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period.
(2)	The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(3)	The adjustment for charges is to remove actual charges attributed to new initiatives including charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs including any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility, any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract and any lease run-off charge.
(4)	The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.

NORMALIZED NET INCOME RECONCILIATION
Thirteen week Net (loss) income
(in thousands)	December 26, 2021
Net (loss) income	$(34,454)

Share-based compensation - de-SPAC	$42,212
Change in FV of earnouts and warrants	$(22,472)
Transactional and other advisory costs - de-SPAC	$29,149

Normalized Net Income	$14,435

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose net income, normalized for extraordinary and non-recurring items related to the de-SPAC transaction, Adjusted EBITDA and trailing fifty-two week Adjusted EBITDA as “non-GAAP measures” which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, net cash provided (used) by operating activities or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

Net income normalized for extraordinary and non-recurring items related to the de-SPAC transaction represents Net income (loss) before share-based compensation issued in connection with the Company’s de-SPAC transaction and transaction and other advisory costs related to the de-SPAC transaction. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) represents Net income (loss) before Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, Charges attributed to new initiatives, Extraordinary unusual non-recurring gains or losses and Changes in the value of earnouts and warrants. Trailing fifty-two week Adjusted EBITDA represents Adjusted EBITDA over the most recent fifty-two week period.

The Company considers net income normalized for extraordinary and non-recurring items related to the de-SPAC transaction as an important financial measure because it provides an indicator of performance that is not affected by fluctuations in certain costs or other items. However, this measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that it does not reflect every cash expenditure and is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. Additionally, we believe trailing fifty-two week Adjusted EBITDA provides the current run-rate for trending purposes, rather than annualizing the respective quarters, as the Company’s business is seasonal, with the second and third fiscal quarters being higher than the first and last quarters.

We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, Charges attributed to new initiatives, Extraordinary unusual non-recurring gains or losses and Changes in the value of earnouts and warrants.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and trailing fifty-two week Adjusted EBITDA:

●	do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;

●	do not reflect changes in our working capital needs;

●	do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

●	do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

●	do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and

●	do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Contacts:

For Media:
Jillian Laufer
JLaufer@BowleroCorp.com

For Investors:
ICR, Inc.
Ryan Lawrence
Ryan.Lawrence@icrinc.com

Ashley DeSimone
Ashley.desimone@icrinc.com